                           Schedule 14A Information

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                   of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2) and 0-11.

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material under Rule 14a-12


                Commission file number : 33-67312

                    FIRST ALLIANCE CORPORATION
       (exact name of registrant as specified in its charter)

       Kentucky                                61-1242009
(State or other jurisdiction of           (I.R.S. Employer Identification
 incorporation or organization)                   number)

 2285 Executive Drive, Suite 308
 Lexington, KY   40505                          606-299-7656
(Address of principal executive offices)     (Telephone number)


Payment of Filing Fee (Check the aprpropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
    1. Title of each class of securities to which transaction applies:

       --------------------------------------------------------------

    2. Aggregate number of securities to which transaction applies:

       --------------------------------------------------------------

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       --------------------------------------------------------------

    4. Proposed maximum aggregate value of transaction:

       --------------------------------------------------------------

    5. Total fee paid:

       --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1. Amount previously paid:

       --------------------------------------------------------------

    2. Form, Schedule or Registration Statement No.:

       --------------------------------------------------------------

    3. Filing Party:

       --------------------------------------------------------------

    4. Date Filed

       --------------------------------------------------------------

                        FIRST ALLIANCE CORPORATION

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

            To be held on Thursday, June 8, 2000 at 10:30 a.m.

To the Shareholders of :

     FIRST ALLIANCE CORPORATION

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Alliance Corporation, (the "Company"), will be held Thursday, June 8, 2000 at 10:30 a.m. at the Ramada Inn, 2143 N. Broadway, Lexington, Kentucky, 40516 for the following purposes:

     1. To elect eight directors of the Company to serve for one year and until their successors are elected and qualified;

     2. To appoint Kerber, Eck & Braeckel LLP as independent auditors for the next fiscal year; and

     3. To consider and act upon such other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on April 30, 2000 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY SO THAT YOUR VOTE CAN BE RECORDED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                   BY ORDER OF THE BOARD OF DIRECTORS
                                   FIRST ALLIANCE CORPORATION


                                   Thomas I. Evans
                                   Secretary
Dated: April 30, 2000
Lexington, Kentucky
                          YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                        First Alliance Corporation
                      2285 Executive Drive, Suite 308
                         Lexington, Kentucky 40505

                              PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies to be used at the Annual Shareholders Meeting (Annual Meeting) of First Alliance Corporation (the "Company"), a Kentucky corporation to be held on Thursday, June 8, 2000 at 10:30 a.m. at the Ramada Inn, 2143 N. Broadway, Lexington, Kentucky, 40516.

This proxy statement is being sent to each holder of record of the outstanding shares of no par value common stock of the Company (the "Common Stock"), as of April 30, 2000, in order to furnish each shareholder information relating to the business to be transacted at the meeting.

This proxy statement and the enclosed proxy are being mailed to shareholders of the Company on or about May 12, 2000. The Company will bear the cost of soliciting proxies from its shareholders. If necessary, officers and regular employees of the Company may by telephone, telegram or personal interview, request the return of proxies.

                                  VOTING

The enclosed Proxy is solicited by and on behalf of the Board of Directors. If you are unable to attend the meeting on June 8, 2000, please complete the enclosed proxy and return it to us so that your shares will be represented.

When the enclosed Proxy is duly executed and returned in advance of the meeting, and is not revoked, the shares represented thereby will be voted in accordance with the authority contained therein. Any shareholder giving a proxy may revoke such proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. If a proxy fails to specify how it is to be voted, it will be voted at the discretion of the Chairman of the Board.

                       OUTSTANDING VOTING SECURITIES

On April 30, 2000, the Company had issued and outstanding 5,676,510 shares of no par value common stock. No other voting securities of the Company are outstanding. The holders of such shares are entitled to one vote per share except in the election of directors for which the shareholder has cumulative voting rights pursuant to the Kentucky Business Corporation Act. Cumulative voting rights for the election of directors means that each shareholder's total number of votes is determined by multiplying the number of shares held by the number of directors being elected. For example, a shareholder who owns 1,000 common shares would have total cumulative votes of 8,000 determined by multiplying the 1,000 common shares by 8, the number of directors being elected pursuant to this solicitation. The total number of shares is located on the proxy card above the shareholder's name and address. The shareholder has the right to vote proratably for all directors by checking the box labeled "FOR", withhold authority to vote by checking the box labeled "WITHHOLD AUTHORITY" or vote a specific number of shares for each director by checking the box labeled "Special Allocation" and entering the number of shares voted on the line next to the director's name. NOTE: If shares voted by "Special Allocation" exceed total votes available to the shareholder, the proxy is spoiled and none of the votes can be recorded.

Shareholders of record as of April 30, 2000, are entitled to notice of and to vote at the meeting.

                               ANNUAL REPORT

A 1999 Annual Report to Shareholders of the Company has been furnished to the Company's shareholders along with this proxy statement. The Annual Report in itself is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                      PRINCIPAL HOLDERS OF SECURITIES

The following table sets forth information as of April 30, 2000, regarding ownership of Common Stock of the Company by the only persons known by the Company to own beneficially more than 5% thereof:

                  Name and Address of    Amount and Nature of    Percent of
Title of Class    Beneficial Owner       Beneficial Ownership    Class (1)

Common Stock      Michael N. Fink        553,000 (4)              9.74%
                  1121 Chetford Drive
                  Lexington, KY 40509


Common Stock      Scott J. Engebritson   427,500 (2)              7.53%
                  4500 Sussex
                  Columbia, MO 65203


Common Stock      Chris J. Haas          400,000 (3)(4)           7.05%
                  1188 Sheffield Place
                  Lexington, KY 40509


(1) Based on 5,676,510 shares of the Company's common stock outstanding as of March 31, 1998.
(2) The shares are held in trust for two children and a nephew of Mr. Engebritson, who is the trustee.
(3) Mr. Haas has two adult children who each own 50,000 shares. Mr. Haas disclaims any beneficial ownership of such shares.
(4)  These shares are owned jointly with spouse.

The following table shows with respect to each of the directors and nominees of the Company and with respect to all executive officers and directors of the Company as a group: (i) the total number of shares of all classes of stock of the Company beneficially owned as of April 30, 2000 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned as of the same date:


                Name and          Amount and
                Address of        Nature of    Percent
                Beneficial        Beneficial     of
Title of Class  Owner             Ownership     Class    Age   Director Since

Common Stock    Michael N.         500,000      9.74%     42        1993
                Fink (2)(3)

                Scott J.           427,500      7.53%     40        1993
                Engebritson (1)

                Chris J.           400,000      7.05%     53        1993
                Haas (2)(6)

                Thomas I. Evans          -      0.00%     34           -

                Jimmy Dan Conner    30,000      0.53%     44        1993

                Denzel E.           75,000      1.32%     60        1993
                ("Denny") Crum
                (4)

                James M.            30,000      0.53%     52        1993
                Everett (5)

                Charles Hamilton    70,000      1.23%     71        1993

                Ronda S. Paul       30,000      0.53%     54        1993

                All Officers and
                Directors as a
                group (8 people) 1,622,500     28.58%




(1) The shares are held in trust for two children and a nephew of Mr. Engebritson, who is the trustee.
(2)  These shares are owned jointly with spouse.
(3) Includes 10,000 shares purchased for each of three children pursuant to the Uniform Gift to Minors Act.
(4) Includes 5,000 shares purchased for a minor son pursuant to the Uniform Gift to Minors Act.
(5)  These shares are held jointly with adult daughter.
(6) Mr. Haas has two adult children who each own 50,000 shares. Mr. Haas disclaims any beneficial ownership of such shares.

                          THE BOARD OF DIRECTORS

In accordance with the laws of Kentucky and the Articles of Incorporation and the Bylaws of the Company, as amended, the Company is managed by its executive officers under the direction of the Board of Directors. The Board elects executive officers, evaluates their performance, works with management in establishing business objectives, and considers other fundamental corporate matters, such as the issuance of stock or other securities, the purchase or sale of a business, and other significant corporate business transactions. The Board of Directors of the Company is composed of eight (8) directors, two of whom also serve as officers.

Directors' Fees

Directors who are not officers of the Company each receive an annual retainer of $1,000 and $250 per company (First Alliance Corporation and subsidiaries) for each Board of Directors' meeting attended. Additionally, Directors receive $100 for each committee meeting held on days other than regularly scheduled Board of Directors meetings. Officers of the Company do not receive additional compensation for attendance at Board of Directors' meetings.



                                      Cash Compensation
                           -----------------------------------------
                            Annual Retainer
Name                        Fees ($)              Meeting Fees ($)
--------------------------------------------------------------------

Daniel D. Briscoe(1)              1,000                 1,600

Jimmy Dan Conner                  1,000                 1,650

Denzel E. Crum                    1,000                 2,150

James M. Everett                  1,000                 2,500

Charles Hamilton                  1,000                 2,800

Ronda S. Paul                     1,000                 3,000

(1) On October 10, 1999, Daniel D. Briscoe resigned from the Board of Directors for personal reasons.

Meetings and Committees of the Members of the Board of Directors

During 1999, there were four regular meetings of the Board of Directors and one telephonic meeting. The Board has established Audit, Compensation, and Investment Committees. The Audit Committee members are Ronda S. Paul and James M. Everett. The Audit Committee recommends engagement of the independent auditors and considers the fee arrangement of the audit.

The Compensation Committee members are Jimmy Dan Conner and Charles Hamilton. The purpose of the Compensation Committed is to establish and execute compensation policies for the executives of the Company and award any performance bonuses.

The Investment Committee members are Jimmy Dan Conner and Denzel E. ("Denny") Crum. The Investment Committee reviews investments bought, sold and held to assure that the Company is adhering to established investment policies. The Investment Committee also recommends the appointment of independent investment advisors.

Each director of the Company participated in at least 75% of the total number of meetings of the Board of Directors and the committees on which such director served.

                           ELECTION OF DIRECTORS

At the annual meeting of shareholders of the Company, eight (8) directors are to be elected, each director will hold office until the next annual meeting and until his successor is elected and qualified. The persons named in the proxy intend to vote the proxies as designated for the nominees listed below. Should any of the nominees listed below become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees; however, management now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected. The eight nominees receiving the highest number of votes will be elected to serve as directors. The following individuals are nominees for the election of directors:


SCOTT J. ENGEBRITSON: Mr. Engebritson serves as Vice-Chairman of the Board of Directors. Mr. Engebritson is also Chairman of Mid-American Alliance Corporation of Jefferson City, Missouri. Mr. Engebritson has twenty-two years of experience in the insurance industry. From 1978 to 1984, he was associated with Liberty American Corporation and Liberty American Assurance Corporation as Regional Director of Sales and Director of Customer Services. In December of 1984, Mr. Engebritson became affiliated with United Trust, Inc., an Illinois insurance holding company, where he served as Regional Director of Sales, Agency Director and Assistant to the President. In December of 1987, Mr. Engebritson assisted in the organization of United Income, Inc., an Ohio insurance holding company, where he served as President and a Director of United Income, Inc. and United Security Assurance Company, United Income's insurance subsidiary, through February of 1993. He has been listed in Who's Who in Life Insurance since 1988.

MICHAEL N. FINK: Mr. Fink serves as Chairman, President and Director of the Company. Mr. Fink also serves as Chairman of First American Capital Corporation of Topeka, Kansas. Mr. Fink has nineteen years of experience in the insurance industry, primarily in sales management. From 1981 to 1984, Mr. Fink was an agent, District Director, and Regional Director with Liberty American Assurance Company in Lincoln, Nebraska. In 1984, Mr. Fink transferred to an affiliated company, Future Security Life, in Austin, Texas, where he served as Regional Director and Agency Director until 1988. In March of 1988, Mr. Fink became affiliated with United Income, Inc. and United Security Assurance Company as Agency Director and Assistant to the President. He ended his affiliation with these companies in June of 1993.

THOMAS I. EVANS. Mr. Evans serves as Secretary and Treasurer of the Company. Mr. Evans has fourteen years of experience in the insurance industry primarily in financial and administrative roles. Mr. Evans also serves as Assistant Secretary/Treasurer of Mid-American Alliance Corporation of Jefferson City, Missouri. From 1986 through 1991, Mr. Evans worked for Franklin Life Insurance Company of Springfield, Illinois in the financial reporting division. From 1991 through 1993, Mr. Evans was an accountant for United Trust Group, Inc. From 1993 to 1994, Mr. Evans was Controller of Systemax, Corporation before leaving in 1994 to join First Alliance Corporation. Mr. Evans has a Bachelor of Arts degree in Accountancy from the University of Illinois at Springfield and is a member of the American Institute of Certified Public Accountants.

JIMMY DAN CONNER: Director. President of Old Colony Insurance Service, Inc., an independent insurance agency. Involved in Crusade for Children and Boy Scouts of America. Sales Manager of Allied Foods, Atlanta, Georgia 1982-1983 and Torbitt & Castleman Co. in Buckner, Kentucky 1977-1982. Professional basketball player with the Kentucky Colonels of the American Basketball Association 1976-1977. Captain of the University of Kentucky basketball team, All American Honorable Mention and Academic All American in 1975. Kentucky Mr. Basketball 1971. Business Administration major at the University of Kentucky.

DENZEL E. ("DENNY") CRUM: Director. Head basketball coach at the University of Louisville since 1971. On the Board of Directors of the National Association of Basketball Coaches (NABC). The Sporting News 1986 "Coach of the Year." The Lexington Herald Leader's 1990 "Sportsman of the Decade." 1994 Naismith Basketball Hall of Fame Inductee. Numerous other Kentucky and national coaching awards. BA in Physical Education from UCLA where he played basketball for John Wooden.

JAMES M. EVERETT:  Director.  Director, Kentucky Council Area Development
Districts.   Member of Governor's Earthquake Hazards and Safety Technical
Advisory Panel (GEHSTAP) since 1983.  On the Board of Directors of
Kentuckians for Better Transportation (KBT). Member of the Governor's Local Issues Conference Planning Committee. Fulton County Judge-Executive 1982-1992. B.S. in Vocational Agriculture and M.S. in Horticulture from Murray State University.

CHARLES HAMILTON: Director. Owns and operates numerous interests in real estate, agri-business and agriculture. Director of Bullitt County Farm
Bureau for last 24 years. Vice President and Director of Bullitt County Bank. Former Kentucky Commissioner of Agriculture and past Chairman of the Governor's Task Force on Agriculture. Past member of the Kentucky State Fair Board. Recipient of the 1992 Distinguished Services Award from the Kentucky Association of Conservation Districts. 1980 and 1991 recipient of the Kentucky Pork Producers Association Outstanding Service Award. B.S. in Agriculture from the University of Kentucky.

RONDA S. PAUL: Ms. Paul serves as General Counsel and Director for the Company. Attorney. Director of the Kentucky Division of Securities from 1982 through 1991. Attorney for the Kentucky Department of Banking and Securities 1980-1981. On the faculty of the College of Business and Economics at the University of Kentucky 1971-1978. PhD in finance and accounting from Purdue University and JD from the University of Kentucky.


          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934 requires the Company's directors and executive officers and any person beneficially owning more than ten percent (10%) of the CLass A Stock to file certain reports of ownership and changes in ownership of the Class A Stock with the Securities and Exchange Commission ("SEC"). Based soley on its review of reports filed with the SEC, the Company believes that all filing requirements applicable to its directors, executive officers, and ten percent (10%) beneficial owners were satisfied during 1999.


      CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

The Company has contracted with First American Capital Corporation ("FACC") of Topeka, Kansas to provide underwriting and accounting services for FACC and its subsidiary, First Life America Corporation ("FLAC"). Under the terms of the management agreement, FACC pays fees based on a percentage of delivered premiums of FLAC. The percentages are five and one half percent (5.5%) for first year premiums; four percent (4%) of second year premiums; three percent (3%) of third year premiums; two percent (2%) of fourth year premiums and one percent (1%) for years six through ten for ten year policies and one-half percent (.5%) in years six through twenty for twenty year policies. Pursuant to the agreement, FACC incurred $816 of management fees during 1999. The Company will own approximately 9.9% of the FACC's outstanding common shares after conversion of preferred stock to common stock.


                          EXECUTIVE COMPENSATION

The following table sets forth amounts earned by executive officers as compensation over the past three years:



                                         Annual Compensation

                                                           Other
Name and                                    Incentive      Annual
Principal Position    Year   Salary ($)   Compensation($)  Compensation($)(1)
------------------------------------------------------------------------------
Chris J. Haas(2)      1999    81,128         106,766           7,200
Chairman/Secretary
Treasurer/Director    1998    78,888          62,121           7,200

                      1997    77,250          32,481           7,200


Scott J. Engebritson  1999    81,128          86,664           7,200
Vice-Chairman
/Director             1998    78,888          62,121           7,200

                      1997    77,250          32,481           7,200


Michael N. Fink       1999    81,128         111,184           7,200
President/Director
                      1998    78,888          75,512           7,200

                      1997    77,250          39,453           7,200


(1) Amounts paid for auto allowance.
(2) On March 28, 2000, the Board of Directors voted to terminate Mr. Haas as Chairman, Secretary and Treasurer, without recourse, and elected Mr. Thomas I. Evans as Secretary/Treasurer.


                       COMPENSATION COMMITTEE REPORT

The overall ability of the Company to meet its desired business objectives is dependent on the retention of qualified executives. To achieve this objective, the Company has structured its executive compensation system to offer competitive base salaries and other compensation, which includes incentive compensation.

The Compensation Committee reviews and approves the compensation of the Chief Executive Officer and each of the other executive officers and makes appropriate recommendations to the Board of Directors with respect thereto on the basis of factors, including qualifications, level of responsibility and individual performance. These factors are not assigned relative weight, and the compensation is not determined by a formula. Rather, compensation is negotiated and determined on an individual basis, giving due consideration to the Company's unique needs and the perceived value of the officers' services to the Company. Although the Committee has not conducted a formal review, compensation ranges are believed to be below median levels for the level of expertise of the executive officers.

Executive Contracts

The executives, consisting of Messrs. Engebritson, Fink and Haas (the "Executives"), entered into employment agreements effective November 1, 1995. The initial term of the agreements was four years. During 1999, the Board of Directors extended the contracts until the completion of the marketing of First Alliance Insurance Company's initial product referred to as the "Alliance 2000". On March 8, 2000, the Board of Directors voted to terminate Mr. Haas's employment agreement without cause. The compensation provided under the agreements is as follows:

Base Salary

The annual base compensation of Messrs. Fink and Haas is $82,945 and Mr. Engebritson's base compensation is $55,297. Base compensation is increased annually on the anniversary of the agreements based on the Consumer Price Index Labor Component as of the month preceding the anniversary.

Incentive Compensation

Each Executive receives incentive compensation based on a percentage of monthly first year delivered premiums of life insurance (excluding annuity premiums) of the initial product of First Alliance Insurance Company known as the "Alliance 2000". Additionally, each Executive will receive a percentage of renewal life insurance premiums on the "Alliance 2000". Renewal premiums are defined as premiums paid on policies renewing on the first and subsequent policy anniversaries. At any time, the Board of Directors can review and renegotiate the incentive compensation if it is unanimously agreed that the payment of incentive compensation is resulting in economic detriment to the Company.

Other Benefits Under the Agreements

Under the agreement, the Executives are provided $7,200 of annual auto allowances, $500,000 of term life insurance at the Company's expense, disability insurance, and an annual physical examination. The Company will only pay standard risk life insurance premiums on the term life policies. Any additional substandard premiums will be paid at the Executive's expense. The Executives can participate in any deferred compensation, pension, other retirement income programs; and stock option plans applicable to executive -level employees of the Company as approved by the Board of Directors. At this time, none of these programs have been developed.

Bonus Compensation

The employment agreements contain provisions for bonuses other than incentive compensation subject to approval by the Board of Directors.

Long-Term Compensation

The Company currently does not have any long-term compensation plans in place for its executive officers.

                      INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by the shareholders, the Board of Directors has reappointed Kerber, Eck & Braeckel LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the current fiscal year.

Relationship with Independent Public Accountants

Kerber, Eck & Braeckel LLP served as the Company's independent auditors for the fiscal years ended December 31, 1999 amd 1998. In serving its primary function as outside auditors for the Company, Kerber, Eck & Braeckel LLP performed the following audit services: examination of annual financial statements for the Company and First Alliance Insurance Company and review of the Company's Form 10-K filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF KERBER, ECK & BRAECKEL LLP AS INDEPENDENT AUDITORS.




                 OTHER MATTERS TO COME BEFORE THE MEETING

The management does not intend to bring any other business before the meeting of the Company's shareholders and has no reason to believe that any will be presented to the meeting. If, however, any other business should properly be presented to the meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                 SHAREHOLDER'S PROPOSALS FOR 1999 MEETING

Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in Lexington, Kentucky not later than January 31, 2001 for inclusion in the proxy statement for that meeting. At the time the proposal is submitted, the proposing shareholder shall be a record or beneficial owner of at least one
(1) percent of securities entitled to be voted on the proposal at the meeting and have held such securities for at least one year, and shall continue to own such securities through the date on which the meeting is held.

                    AVAILABILITY OF REPORT ON FORM 10-K

The Company has filed its 1999 Annual Report on Form 10-K with the Securities and Exchange Commission. A copy of the report may be obtained without charge by any shareholder. Requests for copies of the report should be sent to Thomas Evans, First Alliance Corporation, 2285 Executive Drive, Suite 308, Lexington, KY 40505.

                         BY ORDER OF THE BOARD OF DIRECTORS
                         FIRST ALLIANCE CORPORATION




Dated: April 30, 2000              Thomas I. Evans, Secretary